UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 17, 2002

(Date of earliest event reported)

LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

California

94-2893789
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1320 Orleans Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip code)

(408) 542-5400

(Registrant's telephone number, including area code)

Item 5.  Other Events

The Company has received a written warning from Nasdaq, dated July 17, 2002, indicating that its common stock fails to comply with Nasdaq's minimum market value of publicly held shares requirement and minimum bid price requirement, as set forth in Nasdaq's Marketplace Rules 4450(a)(2) and 4450(a)(5), respectively. Consequently, the Company's common stock is subject to delisting from the Nasdaq National Market, pursuant to Nasdaq's rules.

The Company's press release dated July 23, 2002 with respect thereto is annexed to this Report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)	Financial statements of business acquired: Not applicable.
(b)	Pro forma financial information: Not applicable.
(c)	Exhibits: 99.1 The Company's Press Release dated July 23, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOGIC Devices Incorporated (Registrant)
Date: July 23, 2002	By: /s/ Kimiko Lauris
Kimiko Lauris
Chief Financial Officer and Principal Accounting Officer

EXHIBIT 99.1

Contacts:  Bill Volz, President

Kimiko Lauris, CFO

(408) 542-5400

FOR IMMEDIATE RELEASE

LOGIC Devices Receives Nasdaq

Delisting Warning

SUNNYVALE, Calif. (July 23, 2002) - LOGIC Devices Incorporated (Nasdaq: LOGC), today announced that, on July 17, 2002, it received a warning from Nasdaq that the Company may be delisted. The letter from Nasdaq states, "For the last 30 consecutive trading days, the Company's common stock has not maintained a minimum market value of publicly held shares of $5,000,000 and a minimum bid price per share of $1.00, as required for continued inclusion under Marketplace Rules 4450(a)(2) and 4450(a)(5), respectively." Under the Nasdaq rules, the Company has 90 days, or until October 15, 2002, to regain compliance. Otherwise, Nasdaq will provide notification that the Company will be delisted. At that time, the Company can appeal the determination to a Listing Qualifications Panel, in accordance with Nasdaq's rules. The Company is currently reviewing its options.

Established in 1983, LOGIC Devices is a fabless semiconductor manufacturer providing high-performance, function-specific integrated circuits that are utilized in smart weapons systems and in broadcast studio, medical imaging, and digital telecommunications equipment.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements in this press release regarding expectations of future events are "forward-looking statements" involving risks and uncertainties, including, but not limited to, market acceptance risks, the effect of economic conditions and shifts in supply and demand, the impact of competitive products and pricing, product development, commercialization and technological difficulties, availability of capital, and capacity and supply constraints. Please refer to the Management Discussion and Analysis of Financial Condition and Results of Operations (MD&A) for a discussion of risks in the most recent LOGIC Devices Annual Report on Form 10-K and the quarterly report under Form 10-Q.